                                                                    EXHIBIT 24



                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Ecogen Inc.:




         We consent to the incorporation by reference in the registration statement (No. 33-23767) on Form S-8/S-3, registration statements (No. 33-39687, No. 33-50478 and No. 33-70538) on Form S-8, and registration statements (No. 33-87510, No. 33-45975, No. 33-48020 and No. 33-71854) on Form S-3, of Ecogen
Inc. of our report dated December 14, 1996, relating to the consolidated balance sheets of Ecogen Inc. and subsidiaries as of October 31, 1996 and 1995, and the related consolidated statements of operations stockholders' equity, and cash flows and related schedule for each of the years ended October 31, 1996 and 1995 and the ten months ended October 31, 1994, which report appears in the October 31, 1996 annual report on Form 10-K, Amendment No. 2, of Ecogen Inc.




                                               KPMG Peat Marwick LLP




Short Hills, New Jersey
July 28, 1997